Exhibit 99.2

cognizant

Q3 2023

"We strengthened the company's fundamentals during the third quarter as reflected in higher customer satisfaction scores, significantly lower voluntary attrition, and continued growth in bookings, despite ongoing economic uncertainty. We are investing to put Cognizant in the best position to serve clients as they strive to reduce costs, digitally transform their businesses and embrace generative AI."

Ravi Kumar S | Chief Executive Officer

Revenue

$4.9 billion

Reported YoY ↑ 0.8%

Constant Currency YoY ↓ 0.2%

GAAP Operating Margin | 14.0% **Adjusted Operating Margin |** 15.5%

GAAP EPS | $1.04 **Adjusted Diluted EPS |** $1.16

Year-to-Date Cash Flow	Cash Flow From Operations	Free Cash Flow
	$1,593	$1,354

Year-to-Date Capital Return	Dividends	Share Repurchases
	$445M $0.87/share	$751M

Revenue by Geography

($ In billions)

Reported YoY | Constant Currency YoY

Rest of World ↓ 6.8% ↓ 3.4%

Europe ↑ 9.7% ↑ 3.0%

North America ↓ 0.6% ↓ 0.6%


$0.3
$1.0
$3.6

Revenue by Segment

($ In billions)

Reported YoY | Constant Currency YoY

Communications, Media & Technology ↑ 8.2% ↑ 7.3%

Products & Resources ↑ 1.9% ↑ 0.6%

Financial Services ↓ 3.0% ↓ 4.0%

Health Sciences —% ↓ (0.8)%


$0.8
$1.5
$1.2
$1.4

Employee Metrics

Total Employees	346,600	+1,000 QoQ (2,800) YoY
Voluntary - Tech Services Attrition (Trailing 12-Month)		16.2% Down 13 pts. YoY

Announcements & Recognition

- Opened AI Innovation Hub in London in partnership with Google
- Recognized by Pegasystems' as winner of Pega Industry Excellence Award in Telecommunications
- Recognized as Automation Anywhere Innovation Solutions Partner of the Year 2023 - North America

WORLD'S BEST EMPLOYERS Forbes 2023

Named to Forbes' World's Best Employers 2023

Named to Forbes' America's Best Employers in the State of New Jersey for 2023

For non-GAAP financial reconciliations refer to Cognizant's 2023 third quarter earnings release issued on November 1, 2023, which accompanies this presentation and is available at investors.cognizant.com.